Exhibit 99.1

Sequential Brands Group Announces First Quarter 2017 Financial Results

Company Announces New Multi-Year Agreement with QVC for Martha Stewart Brand

•	Q1 Revenue increased 16% to $39.4 million

•	Q1 GAAP diluted EPS of $(0.02); Q1 non-GAAP diluted EPS of $0.09

•	Q1 GAAP net loss of $(1.2) million; Q1 non-GAAP net income of $5.9 million

•	Q1 Adjusted EBITDA increased 38% to $23.0 million

NEW YORK, May 4, 2017 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq: SQBG) today announced financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Results:

Total revenue for the first quarter ended March 31, 2017 increased 16% to $39.4 million, compared to $34.0 million in the prior year quarter. On a GAAP basis, net loss for the first quarter 2017 was $(1.2) million or $(0.02) per diluted share compared to a net loss for the first quarter 2016 of $(1.1) million or $(0.02) per diluted share. Included in the first quarter 2017 was a charge of $(0.11) or $6.7 million related to costs associated with the departure of our former CEO. The charge included $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense, which represents the accelerated vesting of previously granted stock awards, and was calculated based on the fair value on the stock’s grant date in April 2015 of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total. Taking this and other small items into consideration, Non-GAAP income for the first quarter 2017 was $5.9 million, or $0.09 per diluted share, compared to $2.5 million, or $0.04 per diluted share, in the prior year period. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the first quarter of 2017 was $23.0 million, compared to $16.7 million in the prior year quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

“We started the year off strong with solid results in the first quarter and several new organic growth initiatives underway,” said Karen Murray, CEO of Sequential Brands Group. “Going forward, our top priority is implementing new revenue initiatives across all of our brands, while maintaining a disciplined approach to expense management. At the same time, we are focused on taking the steps needed to improve our balance sheet.”

Financial Update:

For the year ending December 31, 2017, the Company is reiterating guidance of $170 million to $175 million in revenue and $98 million to $102 million of Adjusted EBITDA. The Company’s GAAP net income is now expected to be $15.5 million to $18.1 million due to costs associated with the departure of the Company’s CEO as mentioned above. The Company’s contractual guaranteed minimum royalties for 2017 are approximately $120 million. Consistent with the Company's historical quarterly results, the Company expects revenue for 2017 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company's licensees.

Business Update:

This morning the Company announced a new multi-year agreement with QVC for the Martha Stewart brand. The partnership is expected to launch in the second half of this year and will include categories such as fashion apparel, skincare and food and beverage. The collaboration will also feature appearances on QVC by Martha Stewart and a select team of Martha’s lifestyle experts.

Investor Call and Webcast:

Management will provide further commentary today, May 4, 2017, on the Company’s financial results via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. The Company defines Adjusted EBITDA as net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, MSLO Shareholder and pre-acquisition litigation costs, restructuring costs and costs incurred in connection with CEO transition. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, restructuring costs, costs incurred in connection with CEO transition, MSLO Shareholder and pre-acquisition litigation costs and adjustment to taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its ongoing business. See below for a reconciliation of these non-GAAP metrics from the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the home, active and fashion categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the  "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; and (xv) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.  Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject.  Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For media inquiries, contact:

Sequential Brands Group, Inc.

Jaime Cassavechia

T: +1 212-518-4771 x108

E: jcassavechia@sbg-ny.com

For Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current Assets:
Cash	$21,457	$19,133
Restricted cash	1,521	1,521
Accounts receivable, net	44,879	53,195
Available-for-sale securities	6,178	7,673
Prepaid expenses and other current assets	4,822	4,366
Total current assets	78,857	85,888

Property and equipment, net	6,815	7,674
Intangible assets, net	1,030,065	1,030,212
Goodwill	307,744	307,744
Other assets	3,158	3,345
Total assets	$1,426,639	$1,434,863

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$17,514	$18,915
Current portion of long-term debt	28,300	28,300
Current portion of deferred revenue	9,535	10,374
Total current liabilities	55,349	57,589

Long-term debt, net of current portion	610,647	616,735
Long-term deferred revenue, net of current portion	12,996	13,909
Deferred tax liability	200,930	200,357
Other long-term liabilities	8,299	8,705
Total liabilities	888,221	897,295

Commitments and Contingencies

Equity:
Preferred stock Series A, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at March 31, 2017 and December 31, 2016	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized; 63,381,607 and 62,602,041 shares issued at March 31, 2017 and December 31, 2016, respectively, and 62,996,280 and 62,504,355 shares outstanding at March 31, 2017 and December 31, 2016, respectively	632	624
Additional paid-in capital	507,103	502,564
Accumulated other comprehensive loss	(1,623)	(144)
Accumulated deficit	(40,831)	(39,651)
Treasury stock, at cost; 385,327 and 97,686 shares at March 31, 2017 and December 31, 2016, respectively	(1,702)	(638)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	463,579	462,755
Noncontrolling interest	74,839	74,813
Total equity	538,418	537,568
Total liabilities and equity	$1,426,639	$1,434,863

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2017	2016

Net revenue	$39,400	$34,008
Operating expenses	23,408	21,977
Income from operations	15,992	12,031

Other income	34	93
Interest expense, net	14,486	10,690
Income before income taxes	1,540	1,434

Provision for income taxes	585	399
Net income	955	1,035

Net income attributable to noncontrolling interest	(2,135)	(2,111)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(1,180)	$(1,076)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(0.02)	$(0.02)

Weighted-average common shares outstanding:
Basic and diluted	62,460	61,210

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	(Unaudited)
	Three Months Ended March 31,
	2017	2016

Cash Provided By Operating Activities	$13,411	$6,816
Cash Used In Investing Activities	(261)	(634)
Cash Used In Financing Activities	(10,826)	(6,363)

Net Increase (Decrease) In Cash	2,324	(181)
Cash — Beginning of period	19,133	41,560
Cash — End of period	$21,457	$41,379

Non-GAAP Financial Measure Reconciliation
(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2017	2016
Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(1,180)	$(1,076)

Adjustments:
Acquisition-related costs (a)	32	1,311
Non-cash mark-to-market adjustments to stock-based compensation (b)	(288)	(333)
Restructuring costs (c)	-	2,496
Costs incurred in connection with CEO transition (d)	6,713	-
MSLO Shareholder and pre-acquisition litigation (e)	113	-
Adjustment to taxes (f)	460	149
Total non-GAAP adjustments	7,030	3,623

Non-GAAP net income (1)	$5,850	$2,547

Non-GAAP weighted-average diluted shares (g)	62,813	62,751

	(Unaudited)
	Three Months Ended March 31,
	2017	2016
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.02)	$(0.02)

Adjustments:
Acquisition-related costs (a)	0.00	0.02
Non-cash mark-to-market adjustments to stock-based compensation (b)	(0.01)	-
Restructuring costs (c)	-	0.04
Costs incurred in connection with CEO transition (d)	0.11	-
MSLO Shareholder and pre-acquisition litigation (e)	0.00	-
Adjustment to taxes (f)	0.01	-
Total non-GAAP adjustments	0.11	0.06

Non-GAAP earnings per share (1)	$0.09	$0.04

	(Unaudited)
	Three Months Ended March 31,
	2017	2016
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(1,180)	$(1,076)

Adjustments:
Provision for income taxes	585	399
Interest expense, net	14,486	10,690
Non-cash compensation	991	1,780
Depreciation and amortization	1,293	1,143
Acquisition-related costs (a)	32	1,311
Restructuring costs (e)	-	2,496
Costs incurred in connection with CEO transition (d)	6,713	-
MSLO shareholder and pre-acquisition litigation costs (g)	113	-
Total Adjustments	24,213	17,819

Adjusted EBITDA (2)	$23,033	$16,743

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, restructuring costs, costs incurred in connection with CEO transition, MSLO Shareholder and pre-acquisition litigation costs and adjustment to taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(2)	Adjusted EBITDA is defined as net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, MSLO Shareholder and pre-acquisition litigation costs, restructuring costs and costs incurred in connection with CEO transition. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents acquisition-related costs including legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(c)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition and other cost savings initiatives.

(d)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(e)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(f)	Adjustment in 2017 and 2016 reflects that the Company expects to pay cash income taxes of $0.5 million and $1.0 million, respectively, as the Company's net operating losses and other tax benefits will reduce any additional tax obligation.

(g)	Represents weighted-average diluted shares the Company would have reported if the Company reported GAAP net income.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2017
(in thousands, except earnings per share data)

	(Unaudited)
	Projected Fiscal Year 2017
	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$18,130	$15,530

Adjustments:
Provision for income taxes	9,762	8,362
Interest expense, net	59,600	59,600
Non-cash compensation	2,713	2,713
Depreciation and amortization	4,500	4,500
MSLO Shareholder and pre-acquisition litigation costs (a)	550	550
Acquisition-related costs (b)	32	32
Costs incurred in connection with CEO transition (c)	6,713	6,713
Total Adjustments	83,870	82,470

Adjusted EBITDA (1)	$102,000	$98,000

	(Unaudited)
	Projected Fiscal Year 2017
	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$18,130	$15,530

Adjustments:
MSLO Shareholder and pre-acquisition litigation costs (a)	550	550
Acquisition-related costs (b)	32	32
Costs incurred in connection with CEO transition (c)	6,713	6,713
Non-cash mark-to-market adjustments to stock-based compensation (d)	(288)	(288)
Net adjustment for non-cash taxes (e)	9,263	7,863
Total non-GAAP adjustments	16,270	14,870

Non-GAAP net income (2)	$34,400	$30,400

Non-GAAP weighted average diluted shares	63,200	63,200

	(Unaudited)
	Projected Fiscal Year 2017
	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.29	$0.25

Adjustments:
MSLO Shareholder and pre-acquisition litigation costs (a)	0.01	0.01
Acquisition-related costs (b)	0.00	0.00
Costs incurred in connection with CEO transition (c)	0.11	0.11
Non-cash mark-to-market adjustments to stock-based compensation (d)	(0.00)	(0.00)
Net adjustment for non-cash taxes (e)	0.14	0.12
Total non-GAAP adjustments	0.26	0.24

Non-GAAP earnings per share (2)	$0.55	$0.49

(1)	Adjusted EBITDA is defined as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, acquisition-related costs and costs incurred in connection with CEO transition. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, costs incurred in connection with CEO transition, MSLO shareholder and pre-acquisition litigation costs and adjustments for non-cash income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(a)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(b)	Represents acquisition-related costs including legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(c)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(d)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(e)	Adjustment reflects that the Company expects to pay cash income taxes of approximately $0.5 million per year as the Company's net operating losses and other income tax benefits will reduce any additional income tax obligation.